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                                                                     EXHIBIT 3.5

                        FOURTH CERTIFICATE OF AMENDMENT
                                    TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          CYPRESS COMMUNICATIONS, INC.

     CYPRESS COMMUNICATIONS, INC. (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

     1. This Fourth Certificate of Amendment amends the Amended and Restated Certificate of Incorporation of the Corporation, as amended.

     2. The Board of Directors of the Corporation and the requisite majority of each class of outstanding stock of the Corporation entitled to vote thereon duly adopted and approved the amendments set forth herein in compliance with Section 242 of the DGCL.

     3. Part A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                          "PART A. Authorized Shares
                                   -----------------

         The total number of shares of capital stock which the Corporation shall have authority to issue is 20,947,302.10 shares, consisting of:

         (a) 7,920,467.32 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"); and

         (b) 13,026,834.78 shares of Common Stock, par value $.001 per share."
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         IN WITNESS WHEREOF, this Fourth Certificate of Amendment to the
Amended and Restated Certificate of Incorporation has been executed by the duly authorized officer of CYPRESS COMMUNICATIONS, INC. on this 2/nd/ day of December, 1999.

                                                CYPRESS COMMUNICATIONS, INC.

                                                By: /s/ R. Stanley Allen
                                                   ----------------------------
                                                        R. Stanley Allen
                                                        Chief Executive Officer